UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2026
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PUBLIX SUPER MARKETS, INC.
(Exact name of registrant as specified in its charter)
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Florida	000-00981	59-0324412
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Publix Corporate Parkway
Lakeland, Florida		33811
(Address of principal executive offices)		(Zip Code)

(863) 688-1188
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2026, Michael E. Graham notified the Executive Chairman (Chairman) of Publix Super Markets, Inc. (Company) that he will resign from the Board of Directors (Board), including his service on the Audit Committee, effective March 31, 2026.

Mr. Graham advised the Chairman that his decision to resign, including its timing, is based on personal health considerations and not the result of any disagreement with the Company, the Company’s management, or the Board. The Company thanks Mr. Graham for his service.

In light of Mr. Graham’s resignation from the Board, the Board will reduce its size from nine directors to eight directors, effective March 31, 2026.

Item 9.01.     Financial Statements and Exhibits.

(d).     Exhibits

99.1.     Press Release issued on March 26, 2026
104.     Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PUBLIX SUPER MARKETS, INC.

Date: March 26, 2026	By:	/s/ David P. Phillips
David P. Phillips, Executive Vice President, Chief Financial Officer and
Treasurer (Principal Financial and Accounting Officer)

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